UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2010, through a wholly owned subsidiary, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) completed an investment in a joint venture along with Bluerock Special Opportunity + Income Fund, LLC (“BEMT Co-Investor ”), Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor II”), both of which are affiliates of the Company’s sponsor, and Hawthorne Creekside, LLC (“Hawthorne”), an unaffiliated entity, to acquire a 192-unit garden-style multifamily community known as The Reserve at Creekside Village (the “Creekside Property”), located in Chattanooga, Tennessee, from Reserve at Creekside Limited Partnership, an unaffiliated entity.  The material features of the investment in the joint venture, the property acquisition, and the acquired property are described below.  The related financings are described under Item 2.03.

Joint Venture Parties and Structure

The Company invested $541,932 to acquire a 33.33% equity interest in BR Creekside Managing Member, LLC (the “Creekside Managing Member JV Entity”) through a wholly owned subsidiary of its operating partnership, BEMT Creekside, LLC (“BEMT Creekside”).  BEMT Co-Investor and BEMT Co-Investor II each invested $541,932 to acquire the remaining 66.66% interest in the Creekside Managing Member JV Entity.  BEMT Creekside, BEMT Co-Investor and BEMT Co-Investor II are co-managers of the Creekside Managing Member JV Entity.  Under the terms of the operating agreement for the Creekside Managing Member JV Entity, certain major decisions regarding the investments of the Creekside Managing Member JV Entity require the unanimous approval of the Company (through BEMT Creekside), BEMT Co-Investor and BEMT Co-Investor II.  To the extent that the Company, BEMT Co-Investor and BEMT Co-Investor II are not able to agree on a major decision or at any time after March 31, 2013, any party may initiate a buy-sell proceeding.  Additionally, any time after March 31, 2013, any party may initiate a proceeding to force the sale of the Creekside Managing Member JV Entity’s interest in the Creekside JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Creekside Managing Member JV Entity.

The Creekside Managing Member JV Entity contributed $1.625 million of equity capital to acquire a 68% equity interest in BR Hawthorne Creekside JV, LLC (the “Creekside JV Entity”) and acts as the manager of the Creekside JV Entity.  Hawthorne invested $698,022 to acquire the remaining 32% interest in the Creekside JV Entity.  The Creekside JV Entity is the sole owner of BR Creekside, LLC, a special-purpose entity that holds title to the Creekside Property (“BR Creekside”).  Under the terms of the operating agreement of the Creekside JV Entity, major decisions with respect to the joint venture or the Creekside Property are made by the majority vote of an appointed management committee, which is controlled by the Creekside Managing Member JV Entity.  However, any decision with respect to the sale or refinancing of the Creekside Property requires the unanimous approval of the Creekside Managing Member JV Entity and Hawthorne.  Further, to the extent that the Creekside Managing Member JV and Hawthorne are not able to agree on a major decision or at any time after March 31, 2013, either party may initiate a buy-sell proceeding.  Additionally, any time after March 31, 2013, either party may initiate a proceeding to force the sale of the Creekside Property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Creekside JV Entity.

As a result of the structure described above, the Company, BEMT Co-Investor and BEMT Co-Investor II each hold a 22.67% indirect equity interest in the Creekside Property (68% in the aggregate) and Hawthorne holds the remaining 32% indirect equity interest.  The Company, BEMT Co-Investor, BEMT Co-Investor II and Hawthorne will each receive current distributions from the operating cash flow generated by the Creekside Property in proportion to these respective percentage equity interests.

The Company’s equity capital investment in the joint venture was funded with the proceeds of a related party loan from BEMT Co-Investor II to BEMT Creekside, the terms of which are described below under Item 2.03.

The Creekside Property

The aggregate purchase price for the Creekside Property was approximately $14.25 million, plus closing costs.  The acquisition was funded with approximately $2.323 million of gross equity from the Creekside JV Entity, and a $12.5 million senior mortgage loan to BR Creekside, LLC.   The terms of the senior mortgage loan are described below under Item 2.03.

The Creekside Property is located in Chattanooga, Tennessee which is the fourth-largest city in that state.  The property is comprised of 192 units, featuring one-, two- and three-bedroom layouts.  The property contains approximately 211,632 rentable square feet and the average unit size is 1,102 square feet.  The community features include gated access, a clubhouse, a fitness center, a resort-style swimming pool, and playgrounds.

Hawthorne Residential Partners, LLC, a Hawthorne affiliate, will be responsible for providing day-to-day property management services to the property.  Hawthorne Residential Partners, LLC will receive an annual management fee of 4% of gross receipts generated by the Creekside Property, which is subordinated to an 8% per annum return on the Creekside Managing Member JV Entity’s total investment in the Creekside JV Entity.  From this amount, 1% of gross property collections will be re-allowed to the Creekside Managing Member JV Entity as an oversight fee, which fee will be shared equally between Bluerock Enhanced Multifamily Advisor, LLC, the Company’s advisor, and Bluerock Property Management, LLC, an indirect wholly owned subsidiary of the Company’s sponsor.  Under the property management agreement, Hawthorne Residential Partners, LLC will also be entitled to receive a construction management fee of 5% of the cost of any approved capital project exceeding $10,000 (excluding regular recurring interior capital replacements).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing related to the Creekside Property

The acquisition was funded with $2.323 million of gross equity from the Creekside JV Entity, and a $12.5 million senior mortgage HUD loan assumed by BR Creekside from the seller (the “Senior Loan”), which Senior Loan is secured by the Creekside Property.  The Senior Loan at origination was $12.9 million and has a 40-year term, maturing on June 1, 2045. The effective interest rate on the loan is fixed at 6% per annum, with fixed interest-and principal payments of $71,374.81 due monthly based on a 40-year amortization schedule.

Prepayment of the Senior Loan is prohibited before July 1, 2010.  On or after July 1, 2010 until June 30, 2015 a prepayment premium equal to a percentage of the principal balance would be due.  The prepayment premium is 5% on July 1, 2010 and reduces by 1% every July 1 until July 1, 2015 when the Senior Loan can be prepaid without penalty.

R. Ramin Kamfar and James G. Babb, III, who are executive officers and members of the board of directors of the Company, and Edward Harrington, Samantha Davenport and Shoffner Allison, who are Hawthorne affiliates, have guaranteed all recourse liabilities of BR Creekside under the Senior Loan, including environmental indemnities.

Affiliate Loan for the Company’s Investment in the Joint Venture

In connection with the Company’s investment in the joint venture, on March 31, 2010, BEMT Creekside entered into a loan agreement with BEMT Co-Investor II pursuant to which it was authorized to borrow up to $1.1 million (the “BEMT Co-Investor II Loan”), with respect to which BEMT Co-Investor II has advanced $541,932 in connection with closing.  The BEMT Co-Investor II Loan has a six-month term, maturing September 30, 2010, and may be prepaid without penalty.  It bears interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized.  Interest on the loan will be paid on a current basis from cash flow distributed to the Company from the Creekside Managing Member JV Entity. The BEMT Co-Investor II Loan is secured by a pledge of the Company’s membership interest in BEMT Creekside and a pledge of BEMT Creekside’s membership interest in the Creekside Managing Member JV Entity.  In accordance with the requirements of the Company’s charter, the BEMT Co-Investor II Loan was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.  Furthermore, due to the unique investment opportunity presented by the Creekside Property, including the opportunity to distinguish the Company competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of the Company’s general charter-imposed limitations in connection with entering into the BEMT Co-Investor II loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before June 16, 2010, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: April 6, 2010                                                                                 /s/ R. Ramin Kamfar
 Chief Executive Officer and Chairman of the Board
 (Principal Executive Officer)